Exhibit 99.3



                          JOINT INSURED BOND AGREEMENT


         AGREEMENT, made this 8th day of May, 2006 between undersigned (each an "Insured" and together, the "Insureds") pursuant to Rule 17g-1(f) under the Investment Company Act of 1940 (the "1940 Act") relating to the Insureds' joint insured bond (the "Bond').

         The Insureds hereby agree that in the event recovery is received under the Bond as a result of a loss sustained by each of the Insureds, each Insured shall receive an equitable and proportionate share of the recovery, and in all such events such share of the recovery shall be an amount that is at least equal to the amount which it would have received had it maintained a single insured bond with the minimum coverage required by Rule 17g-1(d) under the 1940 Act.

                                       FORTRESS REGISTERED INVESTMENT TRUST


                                       By:     /s/ Randal A. Nardone
                                               ---------------------------
                                       Name:   Randal A. Nardone
                                       Title:  Chief Operating Officer and
                                               Secretary


                                       FORTRESS INVESTMENT TRUST II


                                       By:     /s/ Randal A. Nardone
                                               ---------------------------
                                       Name:   Randal A. Nardone
                                       Title:  Chief Operating Officer and
                                               Secretary


                                       FORTRESS BROOKDALE INVESTMENT FUND LLC


                                       By:     /s/ Randal A. Nardone
                                               ---------------------------
                                       Name:   Randal A. Nardone
                                       Title:  Chief Operating Officer and
                                               Secretary


                                       FORTRESS PINNACLE INVESTMENT FUND LLC


                                       By:     /s/ Randal A. Nardone
                                               ---------------------------
                                       Name:   Randal A. Nardone
                                       Title:  Chief Operating Officer and
                                               Secretary


                                       RIC COINVESTMENT FUND LP


                                       By:     /s/ Randal A. Nardone
                                               ---------------------------
                                       Name:   Randal A. Nardone
                                       Title:  Chief Operating Officer and
                                               Secretary